EXHIBIT 11.01

                                STATEMENT RE COMPUTATION OF
                                    PER SHARE EARNINGS



Earnings Before Extraordinary*               $978,000 = .02
                                             --------------

Weighted average shares                      58,210,000
                                             ----------

Extraordinary items (less applicable
income taxes of $7,000)*                     $314,000 =  -
                                             -------------

Weighted average shares                      58,210,000
                                             ----------

Net Earnings*                                $1,292,000 = .02
                                             ----------------

Weighted average shares                      58,210,000
                                             ----------


*No dividends were declared or paid in fiscal 1997

















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